UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 22, 2013
Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)
Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1000 First Avenue South, Suite 100, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)
(206) 624-3357
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Jones Soda Co. (the "Company") held on May 22, 2013, the Company's shareholders voted on the election of directors and ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2013.
The shareholders elected the following six directors, who received the number of votes set forth opposite their respective names:

	For	Withhold	Broker Non-Votes
Mills A. Brown	6,248,444	792,955	24,903,938
Richard V. Cautero	6,245,826	795,573	24,903,938
Jennifer L. Cue	6,600,153	441,246	24,903,938
Michael M. Fleming	6,246,992	794,407	24,903,938
Matthew K. Kellogg	6,241,282	800,117	24,903,938
Susan A. Schreter	6,254,333	787,066	24,903,938
The shareholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year 2013 by a vote of 30,876,669 shares for, 434,679 shares against, and 633,989 shares abstaining. There were no broker non-votes in connection with this matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 23, 2013	By:	/s/ Carrie L. Traner
Carrie L. Traner, Vice President of Finance